Exhibit 99.1

OPENWAVE REPORTS FISCAL 2007 THIRD QUARTER RESULTS

REDWOOD CITY, Calif. – April 26, 2007 – Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced financial results for its fiscal 2007 third quarter ended March 31, 2007. Revenues for the fiscal third were $71.1 million, compared with $113.0 million in the same quarter in the preceding year and $83.9 million in the prior quarter ended December 31, 2006.

On a GAAP basis, net loss for the third fiscal quarter ended March 30, 2007 was $32.5 million, or $0.35 per share, compared to net income of $9.6 million, or $0.10 per share, for the March quarter in the preceding year and a net loss of $15.8 million, or $0.17 per share in the prior quarter.

Net loss on a non-GAAP basis, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs, costs associated with the stock option review and proxy contest, retention bonuses related to exploring strategic alternatives and restructuring costs, for the third fiscal quarter ended March 31, 2007 was $18.5 million, or $0.20 per diluted share compared with net income of $20.5 million, or $0.21 per fully diluted share, during the March quarter of the prior year and a net loss of $2.7 million, or $0.03 per diluted share in the prior quarter. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

“We’re pleased to have Robert Vrij on board as the newly appointed chief executive officer,” said Bernard Puckett, chairman of Openwave’s Board of Directors. “We believe Openwave’s strong customer relationships, combined with Robert’s world class industry knowledge, will be critical in completing Openwave’s product transition – successfully bringing new products to our global customer base.”

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Openwave Reports Fiscal 2007 Third Quarter Results	Page 2

Stock Repurchase Completed

The Company also announced that Merrill Lynch has completed the stock repurchase program and delivered a total of 11.8 million shares to the Company as of April 12, 2007 under its stock repurchase agreement. The Company has retired the repurchased shares.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal third quarter ended March 31, 2007. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (888) 208-1812 or (719) 457-2654 (international). A replay of the conference call will be available for one week beginning at approximately 8:30 p.m. eastern time today by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 4185259.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/ for at least 12 months.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

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Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

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Openwave Reports Fiscal 2007 Third Quarter Results	Page 3

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell our existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (f) increased global competition and pricing pressure on our products; (g) technological changes and developments; and (h) general risks of the Internet and wireless and wireline telecommunications sectors.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For more information please contact:

Openwave Systems Inc.	Openwave Systems Inc.
Mike Bishop	Vikki Herrera
Investor Relations	Public Relations
investor@openwave.com	Vikki.Herrera@openwave.com
Tel: 650-480-4461	Tel: 650-480-6753

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OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	March 31, 2007	June 30, 2006
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$325,293	$431,851
Restricted cash	1,250	—
Accounts receivable, net	95,137	152,547
Prepaid and other current assets	30,929	18,564

Total current assets	452,609	602,962

Property and equipment, net	22,295	20,784
Long-term investments and restricted cash and investments	62,138	81,140
Deposits and other assets	7,050	9,169
Goodwill	153,743	148,807
Intangibles, net	54,198	55,727

Total assets	$752,033	$918,589

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$11,907	$14,951
Accrued liabilities	70,026	59,077
Accrued restructuring costs	13,687	18,542
Deferred revenue	47,886	58,964

Total current liabilities	143,506	151,534

Accrued restructuring costs, less current portion	53,404	60,922
Deferred revenue, less current portion	11,571	6,814
Deferred rent obligations	1,400	1,055
Deferred tax liabilities, less current portion, net	4,898	11,417
Convertible subordinated notes, net	148,811	148,494

Total liabilities	363,590	380,236

Stockholders’ equity	388,443	538,353

Total liabilities and stockholders’ equity	$752,033	$918,589

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006	March 31, 2007	March 31, 2006
Revenues:
License	$14,946	$24,789	$58,067	$69,305	$156,814
Maintenance and support	22,917	22,833	22,353	68,563	71,000
Services	22,712	25,990	23,200	74,003	73,408
Projects/ Systems	2,129	2,080	1,273	10,336	11,501
Content	8,348	8,212	8,151	24,200	8,151

Total revenues	71,052	83,904	113,044	246,407	320,874

Cost of revenues:
License	872	737	1,727	3,414	5,290
Maintenance and support	9,142	8,053	7,357	25,003	23,364
Services	17,502	19,522	18,579	57,000	55,114
Projects/ Systems	817	1,278	631	4,493	6,498
Content	3,413	3,307	4,553	10,675	3,965
Amortization of intangible assets	2,224	2,138	1,668	6,051	4,781

Total cost of revenues	33,970	35,035	34,515	106,636	99,012

Gross profit	37,082	48,869	78,529	139,771	221,862

Operating Expenses:
Research and development	20,147	19,554	21,696	60,018	67,037
Sales and marketing	27,576	26,392	33,487	81,525	91,971
General and administrative	19,473	17,736	17,151	53,615	52,206
Stock option review and associated costs	540	750	—	6,782	—
Restructuring and other related costs	576	2,024	765	13,560	7,670
Acquisition-related costs and amortization	3,444	3,085	3,079	9,477	4,507
Gain on sale of technology	—	—	(3,800)	(1,287)	(11,349)

Total operating expenses	71,756	69,541	72,378	223,690	212,042

Operating income (loss)	(34,674)	(20,672)	6,151	(83,919)	9,820
Interest and other (expense), net	3,921	4,913	4,126	14,694	4,795
Impairment of non-marketable equity securities	(1,185)	—	—	(1,185)	(104)

Pretax income (loss)	(31,938)	(15,759)	10,277	(70,410)	14,511
Income taxes	572	17	707	2,413	4,173

Net income (loss)	$(32,510)	$(15,776)	$9,570	$(72,823)	$10,338

Basic net income (loss) per share	$(0.35)	$(0.17)	$0.10	$(0.78)	$0.13

Diluted net income (loss) per share	$(0.35)	$(0.17)	$0.10	$(0.78)	$0.13

Shares used in basic net income (loss) per share	92,114	93,352	91,442	92,880	78,750
Shares used in diluted net income (loss) per share	92,114	93,352	95,044	92,880	82,217
Stock-based compensation by category:
Maintenance and support	$180	$423	$205	$785	1,211
Services	199	541	299	1,023	1,198
Research and development	441	684	1,164	1,710	5,308
Sales and marketing	1,569	2,233	5,917	6,480	14,685
General and administrative	2,293	2,664	3,073	6,935	9,771
Restructuring and other related costs	—	1,687	—	2,798	—

	$4,682	$8,232	$10,658	$19,731	$32,173

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006	March 31, 2007	March 31, 2006
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$(32,510)	$(15,776)	$9,570	$(72,823)	$10,338
Exclude:
Restructuring and other related costs	576	2,024	765	13,560	7,670
Acquisition-related costs and amortization*	5,668	5,223	4,747	15,528	9,288
Amortization of stock-based compensation	4,682	6,545	10,658	16,933	32,173
Stock option review and associated costs**	540	750	—	6,782	—
Fees associated with proxy contest	2,380	—	—	2,380	—
Retention bonuses related to strategic alternatives	409	—	—	409	—
Gain on sales of technology	—	—	(3,800)	(1,287)	(11,349)
Impairment of non-marketable equity securities	1,185	—	—	1,185	104
Acquisition-related hedging cost	—	—	—	—	672
Tax impact of reconciling items***	(1,387)	(1,488)	(1,392)	(4,363)	(1,392)

Fully diluted non-GAAP net income (loss) per share	$(18,457)	$(2,722)	$20,548	$(21,696)	$47,504

Interest expense on convertible debt, if dilutive****	—	—	1,283	—	3,848

Numerator for fully diluted Non-GAAP earnings per share	$(18,457)	$(2,722)	$21,831	$(21,696)	$51,352

GAAP net income (loss) per share—diluted	$(0.35)	$(0.17)	$0.09	$(0.78)	$0.11
Exclude:
Restructuring and other related costs	$0.01	$0.02	$0.01	$0.15	$0.09
Acquisition-related costs and amortization*	$0.06	$0.06	$0.05	$0.17	$0.10
Amortization of stock-based compensation	$0.05	$0.07	$0.10	$0.18	$0.36
Stock option review and associated costs**	$0.01	$0.01	$—	$0.07	$—
Fees associated with proxy contest	$0.03	$—	$—	$0.03	$—
Retention bonuses related to strategic alternatives	$—	$—	$—	$—	$—
Gain on sales of technology	$—	$—	$(0.04)	$(0.01)	$(0.13)
Impairment of non-marketable equity securities	$0.01	$—	$—	$0.01	$—
Acquisition-related hedging cost	$—	$—	$—	$—	$0.01
Tax impact of reconciling items***	$(0.02)	$(0.02)	$(0.01)	$(0.05)	$(0.01)
Interest expense on convertible debt, if dilutive****	$—	$—	$0.01	$—	$0.04

Non-GAAP net income (loss) per share—diluted	$(0.20)	$(0.03)	$0.21	$(0.23)	$0.57

Shares used in computing fully diluted earnings per share	92,114	93,352	103,197	92,880	90,371

*	Acquisition-related costs relates to payments due under the terms of the Musiwave and Widerweb acquisitions. Also includes $495 and $672 thousand of acquisition-related hedging costs in the three and nine months ended March 31, 2006. Amortization relates to acquired intangible assets.
**	Relates to legal fees regarding the stock option review and resulting lawsuits.
***	The tax impact relates to amortization of acquisition-related intangibles and tax benefits related to stock-based compensation.
****	The associated interest expense and convertible shares are included if the result is dilutive to net income per share.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006	March 31, 2007	March 31, 2006
Cash flows from operating activities:
Net income (loss)	$(32,510)	$(15,776)	$9,570	$(72,823)	$10,338
Adjustments to reconcile net income (loss) to net cash (used for) provided by operating activities:
Depreciation, amortization of intangibles and stock-based compensation	12,640	13,896	17,445	39,144	48,306
Noncash restructuring charges	—	1,687	—	4,158	414
Provision for doubtful accounts	1,607	1,978	147	3,585	865
Other non-cash expenses, net	(3,008)	(1,466)	(1,158)	(6,822)	(1,970)
Proceeds from sale of technology and other	—	—	(3,800)	(1,287)	(11,349)
Impairment of non-marketable equity securities	1,185	—	—	1,185	—
Changes in operating assets and liabilities, net of effect of acquisitions	37,514	(14,940)	(22,588)	30,533	(41,037)

Net cash (used for) provided by operating activities	17,428	(14,621)	(384)	(2,327)	5,567

Cash flows from investing activities:
Purchases of property and equipment, net	(3,461)	(3,152)	(2,169)	(11,268)	(8,174)
Acquisition, net of cash paid	(3,558)	(8,532)	(113,916)	(12,090)	(113,916)
Restricted cash related to acquisition	—	(1,250)	—	(1,250)	—
Proceeds from sale of technology and other	—	—	3,800	1,287	11,349
Proceeds (purchases) of investments, net	20,115	49,355	(9,301)	51,473	(151,249)
Restricted cash and investments	346	(863)	2,042	1,528	4,158

Net cash (used for) provided by investing activities	13,442	35,558	(119,544)	29,680	(257,832)

Cash flows from financing activities:
Payment on note payable	—	(305)	—	(305)	—
Net proceeds from issuance of common stock	181	(817)	19,763	(611)	319,350
Stock buy back	(100,000)	—	—	(100,000)	—

Cash (used for) provided by financing activities	(99,819)	(1,122)	19,763	(100,916)	319,350

Effect of exchange rates on cash and cash equivalents	(160)	99	—	(40)	—

Net increase (decrease) in cash and cash equivalents	(69,109)	19,914	(100,165)	(73,603)	67,085
Cash and cash equivalents at beginning of period	170,937	151,023	293,712	175,431	126,462

Cash and cash equivalents at end of period	$101,828	$170,937	$193,547	$101,828	$193,547